SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   October 17, 2000


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

          Wyoming                     0-6814                     83-0205516
          -------                     ------                     ----------
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)                File No.)              Identification No.)



877 North 8th West, Riverton, WY                                  82501
----------------------------------------------           -----------------------
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)



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        Item 5.  OTHER EVENTS

     On October 16, 2000, a three judge panel of the Tenth Circuit Court of Appeals (the "10th CCA") issued an Order and Judgment in the Nukem/CRIC arbitration/litigation matter. Proceedings in this matter have been ongoing since July 1991 to resolve disputes between U.S. Energy Corp. ("USE") and Crested Corp. ("Crested"), as plaintiffs, and Nukem, Inc. ("Nukem") and its subsidiary Cycle Resource Investment Corp. ("CRIC"), as defendants. The disputes involved the formation and operation of the Sheep Mountain Partnership ("SMP") for uranium mining in Wyoming and marketing, and activities of the parties outside SMP. USE/Crested, and Nukem/CRIC, are each one-half partners in SMP.

     The 10th CCA's Order and Judgment unanimously affirmed the July 16, 1999 Order of the U.S. District Court of Colorado. (The Order and Judgment may viewed at http://www.kscourts.org/ca10/cases/2000/10/99-1341.htm.) In affirming the U.S. District Court's July 16, 1999 Order, the 10thCCA ruled that the District Court's Order found that Nukem had failed to furnish USECC, "an accounting of Sheep Mountain Partners' (SMP) rights to purchase CIS uranium, the whereabouts of any CIS uranium and profits from Nukem's use of SMP's five utility supply contracts."

     The U.S. District Court in its Second Amended Judgment, confirmed the Awards of an Arbitration Panel entered in 1996 and impressed a constructive trust in favor of the SMP partnership over: 1) purchase rights for uranium [from the Commonwealth of Independent States (CIS) including Uzbekistan, Kazakhstan, and Kirgizstan]; 2) uranium acquired pursuant to those rights; and 3) the profits therefrom.

     After paying the balance of the monetary portion of the Second Amended Judgment and on May 12, 1999, Nukem and its subsidiary Cycle Resource Investment Corp. ("CRIC") filed a motion seeking the entry of final satisfaction of judgment entered in favor of USECC and against Nukem. Nukem/CRIC contended that the constructive trust entered by the Arbitration Panel consisted of no more than a monetary award which they claimed was paid in June 1998 and did not include an equitable award equal to the purchase rights, uranium and profits received from certain CIS contracts. This motion was denied by the U.S. District Court in its order of July 16, 1999.



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     Keith G. Larsen,  president of U.S. Energy Corp. said, "We now expect Nukem to comply with Court orders and fully account to USECC for all past and future profits derived from the purchase rights for CIS uranium acquired by Nukem since 1992. After this accounting is made, the Courts will be able to determine the amounts due USECC.

     The magnitude of this Order and Judgment may be better understood by the comment from the president of Nukem in October 1998, wherein he reported that Nukem was the third largest supplier of uranium in the world and most of the approximate 15 million pounds of uranium Nukem bought and sold in 1997 came from CIS contracts."

     Keith Larsen added, "With the affirmation of the District Court's Order, it is in the best interests of USECC to continue as a SMP partner and participate with Nukem in administering these very valuable CIS purchase rights. Nukem recently announced that the Kazakhstan contract had been extended for an additional 10 years. With the recent ruling from the International Trade
Commission allowing Kazakhstan and Uzbekistan uranium to be sold in the U.S. without restriction, these contracts are even more valuable." Mr. Larsen concluded.


        SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            U.S. ENERGY CORP.


Dated:  October 17, 2000            By:     /s/ Daniel P. Svilar
                                           -------------------------------------
                                           Daniel P. Svilar, Assistant Secretary



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